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THE BRINSON FUNDS
17a-7 Transactions Summary:  Fourth Quarter 1998

                                 Transaction      US $
Seller           Buyer            Date  Currency  Value

BMF Non-U.S. EquiBRF Non-U.S. Equ10/30/9Various $17,807,232

BMF Global       BRF Global Secur11/27/9Various $48,164,431
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